N-SAR ITEM 77C

                             Common Sense Trust

I.



(a)     A Special Meeting of Shareholders was held on July 17, 1996.


(b)     The election of Trustees included:


        None


(c)     The following was also voted on at the meeting:


        Approval of the plan of reorganization providing for the transfer of assets and liabilities of the Common Sense II
Government Fund to Common Sense Government Fund in exchange for shares of the Common Sense Government Fund and the subsequent dissolution of the Common Sense II Government Fund.


         For    1,100,795                  Against        32,062



         Approval of the plan of reorganization providing for the transfer of assets and liabilities of the Common Sense II Growth Fund to Common Sense Growth Fund in exchange for shares of the Common Sense Growth Fund and the subsequent dissolution of the Common Sense II Growth Fund.


         For   3,257,347                   Against       153,556



         Approval of the plan of reorganization providing for the transfer of assets and liabilities of the Common Sense II Growth and Income Fund to Common Sense Growth and Income Fund in exchange for share of the Common Sense Growth and Income Fund and the subsequent dissolution of the Common Sense II Growth and Income Fund.


         For   2,226,163                    Against       96,705


(d)      Inapplicable





II.



(a)     A Special Meeting of Shareholders was held on October 29, 1996.



(b)     The election of Trustees included:


        None


(c)     The following was also voted on at the meeting:


        With respect to the Trust on behalf of each Fund, approval of a new investment advisory agreement between Van Kampen American
Capital Asset Management, Inc. and Common Sense Trust.



                                                         # of Shares
                                                         -----------
                                         IN FAVOR         AGAINST          ABSTAINING
                                         --------         -------          ----------
Emerging Growth Fund                      2,065,440          47,835           196,370
Government Fund                          16,154,057         337,865         1,642,226
Growth Fund                              79,970,124       2,732,551        10,059,999
Growth and Income Fund                   28,035,106         841,617         3,047,768
International Equity Fund                   514,311          11,086            55,639
Money Market Fund                        30,265,609       1,095,560         3,507,462
Municipal Bond Fund                       4,690,133          98,251           451,704


        With respect to the Trust on behalf of Common Sense
International Equity Fund, approval of a new investment subadvisory agreement between Van Kampen American Capital Asset
Management, Inc. and Smith Barney Mutual Funds Management, Inc.


        For     516,674                    Against        9,405



        With respect to the Trust on behalf of Common Sense Municipal Bond Fund, approval of certain changes to its fundamental investment policies with respect to investment in other investment companies.


        For   4,647,287                    Against      141,570





        With respect to the Trust, ratification of the selection of Ernst & Young LLP as independent auditors for the current fiscal year.



                                                         # of Shares
                                                         -----------
                                         IN FAVOR         AGAINST          ABSTAINING
                                         --------         -------          ----------
Emerging Growth Fund                      2,039,624           42,077          227,945
Government Fund                          16,110,137          292,012        1,761,999
Growth Fund                              79,796,788        2,275,273       10,690,614
Growth and Income Fund                   28,176,761          582,189        3,165,542
International Equity Fund                   516,876            6,432           57,727
Money Market Fund                        30,574,140          766,566        3,527,926
Municipal Bond Fund                       4,693,192           69,056          477,840


(d)       Inapplicable



                               N-SAR ITEM 77M

                             Common Sense Trust



See 77C